Exhibit 10.3

Execution Version

EXCHANGE AGREEMENT

among

HEALTH INSURANCE INNOVATIONS, INC.

HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC

and

THE SERIES B MEMBERS OF HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC

Dated as of February 13, 2013

i

EXCHANGE AGREEMENT

among

HEALTH INSURANCE INNOVATIONS, INC.

HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC

and

THE SERIES B MEMBERS OF HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC

EXCHANGE AGREEMENT, dated as of February 13, 2013 (this “Agreement”), among Health Insurance Innovations, Inc., a Delaware corporation (“HII”), Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company (the “Company”) and the holders from time to time of Series B Membership Interests in the Company listed on Exhibit A hereto (collectively, the “Series B Members”). Capitalized terms used but not simultaneously defined are defined in or by reference to Section 1.01.

W I T N E S S E T H:

WHEREAS, in connection with the closing of its initial public offering of Class A Shares (the “IPO”), HII intends to consummate the transactions described in the Registration Statement on Form S-1 originally filed with the Commission on December 20, 2012, as amended (Registration No. 333-185596);

WHEREAS, immediately prior to the closing of the IPO, the existing ownership interests in the Company of the Series B Members, represented by limited liability company interests, will be converted into Series B Membership Interests in the Company, and the existing shares of common stock of HII of the Series B Members will be converted into Class B Shares of HII, and each of the Series B Members will own the number of Series B Membership Interests and Class B Shares set forth opposite its name on Exhibit A hereto;

WHEREAS, the parties hereto desire to provide for the possible future exchange following the IPO of Series B Membership Interests of the Company (concurrently with the corresponding number of Class B Shares of HII), for Class A Shares of HII, on the terms and subject to the conditions set forth herein;

WHEREAS, HII shall have no obligation to acquire from a Series B Member any Series B Membership Interests and Class B Shares unless such Series B Member exercises its Exchange Right with respect to such Series B Membership Interests and Class B Shares in accordance herewith; and

WHEREAS, the parties intend that an Exchange consummated hereunder be treated for U.S. federal income tax purposes, to the extent permitted by law, as a taxable sale of Series B Membership Interests and Class B Shares;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” is defined in the preamble.

“Business Combination Transaction” is defined in the Amended and Restated Certificate of Incorporation of HII.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in Tampa, Florida or New York, New York are authorized by law to close.

“Class A Shares” means shares of Class A common stock, par value $0.001 per share, of HII.

“Class B Shares” means shares of Class B common stock, par value $0.001 per share, of HII.

“Closing” means the closing of an Exchange pursuant to Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Company” is defined in the preamble.

“Exchange,” when used as a noun, means an exchange by a Series B Member of one or more Series B Membership Interests, concurrently with the corresponding number of Class B Shares, for Class A Shares pursuant to Section 2.01 of this Agreement. “Exchange,” when used as a verb, and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the number of Class A Shares for which a Series B Membership Interest (together with the corresponding number of Class B Shares, subject to adjustment as provided in Section 2.02(b)) is entitled to be Exchanged, as provided in Section 2.02(a).

“Exchange Request” means a written notice to HII, delivered at least 20 days in advance of any Exchange, setting forth the number of Series B Membership Interests (and the corresponding number of Class B Shares) to be Exchanged for Class A Shares, as described in Section 2.01(a).

“Exchange Right” means the right of a Series B Member to exchange from time to time one or more Series B Membership Interests (together with the corresponding Class B Shares, subject to adjustment based on the Share Exchange Rate then in effect) for Class A Shares pursuant to Section 2.01.

“Fiscal Quarter” means each fiscal quarter ending on the last day of each of March, June, September and December of any Fiscal Year.

“Fiscal Year” means a period commencing January 1 and ending December 31 of each year.

“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.

“HII” is defined in the preamble.

“IPO” is defined in the recitals.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of February 13, 2013, as such agreement may be amended from time to time.

“Notice” is defined in Section 4.02.

“Permitted Transferee” is defined in the LLC Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee, or entity in a representative capacity, and any government or agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of February 13, 2013 among HII and the other parties thereto.

“Restricted Class A Shares” is defined in Section 3.01.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Secretary” is defined in Section 2.01(d)(i).

“Series B Membership Interests” is defined in the LLC Agreement.

“Series B Members” is defined in the preamble.

“Share Exchange Rate” means the number of Class B Shares that must be tendered along with a Series B Membership Interest in an Exchange, as provided in Section 2.02(b).

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. Any capitalized term used in any Exhibit and not otherwise defined therein has the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

EXCHANGE

Section 2.01. Exchanges. (a) Permissible Exchanges. (i) Upon the terms and subject to the conditions of this Article 2, each Series B Member may, at any time and from time to time, elect to Exchange in one or more Exchanges up to one hundred percent (100%) of the Series B Member’s Series B Membership Interests, together with a corresponding number of Class B Shares, by delivering an Exchange Request to HII.

(ii) Upon delivery to HII, no Exchange Request may be revoked less than five Business Days prior to the scheduled Closing of the applicable Exchange (and HII shall have received notice of such revocation no later than such fifth Business Day) unless the Series B Member that has delivered such Exchange Request reimburses all out-of-pocket costs incurred by HII or the Company with respect to such requested Exchange; provided, however, that a Series B Member that has delivered an Exchange Request shall be entitled without reimbursing such costs either (x) to revoke such Exchange Request at any time prior to the Closing of the applicable Exchange or (y) to delay the Closing of the requested Exchange pursuant to this Section 2.01(a)(ii), in each case, after the occurrence of one or more of the following events (the date of such Closing to be determined pursuant to Section 2.01(b)(i)): (A) any registration statement pursuant to which the Class A Shares were to be registered for such Series B Member at or immediately following the Closing shall have ceased to be effective pursuant to any action or inaction by the Commission; (B) HII shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such sale; (C) HII shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement (whether pursuant to the Registration Rights Agreement or otherwise), and such deferral, delay or suspension shall affect the ability of such Series B Member to have its Class A Shares registered at or immediately following the Closing; (D) HII shall have disclosed to such Series B Member any material non-public information concerning HII, the receipt of which results in such Series B Member being prohibited or restricted from selling Class A Shares at or immediately following the Closing without disclosure of such information (and HII does not permit disclosure); (E) any stop order relating to the registration statement pursuant to which the Class A Shares were to be registered by such Series B Member at or immediately following the Closing shall have been issued by the Commission; (F) the Closing, or the closing of the registered offering or the effectiveness of any registration, shall have been delayed due to any facts or circumstances; (G) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Shares are then traded; (H) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Exchange of Series B Membership Interests (together with the corresponding number of Class B Shares) for Class A Shares or the registration or sale of any Class A Shares pursuant to a registration statement; or (I) HII shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Series B Member to consummate the registration or sale of Class A Shares in a manner not expressly contemplated in clauses (A) through (H) above; provided further, however, that in no event shall the Series B Member who is seeking to delay such Closing or revoke such Exchange Request and relying on any of the matters contemplated in clauses (A) through (I) above have controlled or intentionally influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of HII) in order to provide such Series B Member with a basis for such delay or revocation.

(iii) Each Exchange Request shall set forth the number of Series B Membership Interests (together with the corresponding number of Class B Shares, which shall be determined pursuant to the Share Exchange Rate) such Series B Member wishes to Exchange for Class A Shares at the applicable Closing. If any Exchange Request is made in connection with a contemplated underwritten offering of Class A Shares and such underwritten offering includes any option being granted to the underwriters or any other Person to acquire an additional number of Class A Shares in connection with such offering, then (A) each Exchange Request related to Series B Membership Interests to be Exchanged for Class A Shares that will be included in such underwritten offering shall also specify the maximum number of additional Series B

Membership Interests that the Series B Member desires to have Exchanged in the event that such option is exercised (it being understood that (x) the party exercising such option may have the right to do so in part, in which case the additional Series B Membership Interests Exchanged in connection with such offering will be limited to the amount necessary to fulfill the delivery obligation with respect to the Class A Shares that are actually to be acquired upon exercise of such option, and (y) the allocation of Class A Shares to be acquired pursuant to an exercise of any such option among the Persons participating in such offering may not be known at the time of the delivery of the original Exchange Request, in which case the maximum number of additional Series B Membership Interests to potentially be Exchanged will be communicated to HII pursuant to a supplement to the Exchange Request delivered promptly following the time at which such determination is made, which supplement to the Exchange Request need not be delivered 20 days in advance of the applicable Exchange) and (B) the Closing of the Exchange of any additional Series B Membership Interests to fulfill a Series B Member’s delivery obligation with respect to the Class A Shares that are to be acquired upon exercise of any such option will occur immediately prior to the time that delivery of the Class A Shares is to be made.

(iv) Each Series B Member shall represent in the Exchange Request that such Series B Member owns the Series B Membership Interests and Class B Shares to be delivered at the applicable Closing pursuant to Section 2.01(d)(i) and Section 2.01(d)(ii), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the LLC Agreement, and, if there are any Liens identified in the Exchange Request, such Series B Member shall covenant that such Series B Member will deliver at the applicable Closing evidence reasonably satisfactory to HII that all such Liens (other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the LLC Agreement) have been released.

(v) No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Company, such Exchange would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code.

(vi) Each Exchange pursuant to this Section 2.01(a) shall be at the Exchange Rate and Share Exchange Rate in effect at the applicable Closing.

(b) Closing. (i) If an Exchange Request has been delivered pursuant to Section 2.01(a)(i), then (subject to Section 2.01(c)) the Closing of such Exchange shall occur on the date that is the later of (x) the fifth Business Day following the last Business Day of the Fiscal Quarter during which such Exchange Request has been delivered and (y) the fifth Business Day following the date on which the conditions giving rise to any delay pursuant to Section 2.01(a)(ii) cease to exist. Subject to the immediately preceding sentence, parties shall effect the Closing at such time, at such place, and in such manner, as HII shall reasonably specify.

(ii) If HII enters into an agreement to consummate a Business Combination Transaction, HII shall give each Series B Member at least 20 Business Days’ notice of the closing thereof, if practicable, and HII shall cause such agreement to provide that, at the request of a Series B Member, such Series B Member shall be entitled to Exchange its Series B Membership Interests (together with a corresponding number of Class B Shares) for Class A Shares immediately prior to the closing of the Business Combination Transaction in order for such Series B Member to be able to receive the amount and type of consideration payable pursuant to such Business Combination Transaction to holders of Class A Shares, and such agreement shall provide that such Series B Member shall be entitled to revoke such request on up to two Business Days’ notice to HII prior to the closing thereof. If any Person commences a tender offer or exchange offer for any of the outstanding shares of HII’s stock, HII shall use reasonable efforts to cause such Person to provide that the terms of such offer shall entitle such Series B Member, at the request of such Series B Member, to Exchange its Series B Membership Interests (together with a corresponding number of Class B Shares) for Class A Shares immediately prior to the consummation of such tender offer or exchange offer in order for such Series B Member to participate in such tender offer or exchange offer, and to permit such Series B Member to revoke such request on up to two Business Days’ notice to such Person prior to the closing thereof. The Closing for any Exchange occurring pursuant to this Section 2.01(b)(ii) shall occur immediately prior to, but remain subject to the consummation immediately after of, the Business Combination Transaction, tender offer or exchange offer, as applicable, and such Exchange shall be reversed immediately if such Business Combination Transaction, tender offer or exchange offer, as applicable, shall fail to be consummated after such Exchange.

(iii) Upon the occurrence of a Closing, (A) all rights of the Exchanging Series B Member as holder of the Series B Membership Interests (and corresponding number of Class B Shares) being Exchanged shall terminate, (B) the Class B Shares delivered at the Closing shall be automatically cancelled on the books and records of HII and shall no longer be deemed to be issued and outstanding capital stock of HII, (C) the Series B Membership Interests delivered at the Closing shall automatically be cancelled on the books and records of the Company and shall no longer be deemed to be issued and outstanding membership interests of the Company, and (D) such Exchanging Series B Member shall be treated for all purposes as the holder of the Class A Shares delivered at the Closing.

(c) Closing Conditions. (i) The obligation of any of the parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange of Series B Membership Interests (together with the corresponding number of Class B Shares) for Class A Shares.

(ii) The obligation of HII to consummate an Exchange pursuant to this Section 2.01 shall be subject to (A) the delivery by the Exchanging Series B Member of the items specified in clauses (i), (ii) and (iii) of Section 2.01(d) and (B) the good faith determination by HII that such Exchange would not violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation, or undertaking to which HII is subject.

(d) Closing Deliveries. At or prior to each Closing, with respect to each Series B Member that requests the Exchange contemplated for such Closing:

(i) to the extent that such Series B Member’s Series B Membership Interests are certificated, such Series B Member shall deliver to HII one or more certificates representing the number of Series B Membership Interests specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, but without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the corporate secretary of HII (the “Secretary”), duly executed in blank by such Series B Member or such Series B Member’s duly authorized attorney, to be Exchanged for Class A Shares based on the Exchange Rate in effect at the applicable Closing;

(ii) to the extent such Series B Member’s Class B Shares are certificated, such Series B Member shall deliver to HII one or more certificates representing a number of Class B Shares as determined pursuant to the Share Exchange Rate in effect at the applicable Closing (or an affidavit of loss in lieu thereof in customary form, but without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the Secretary, duly executed in blank by such Series B Member or such Series B Member’s duly authorized attorney;

(iii) such Series B Member shall represent in writing, and at HII’s request deliver confirmatory evidence reasonably satisfactory to HII, that no Liens exist on the Series B Membership Interests and Class B Shares delivered pursuant to Sections 2.01(d)(i) and 2.01(d)(ii) (other than transfer restrictions imposed by or under applicable securities laws, the LLC Agreement and this Agreement), or that such Liens have been released;

(iv) if such Series B Member delivers to HII, pursuant to Section 2.01(d)(i) or 2.01(d)(ii), a certificate representing a number of Series B Membership Interests or Class B Shares that is greater than the number of Series B Membership Interests or Class B Shares specified in the applicable Exchange Request, HII will deliver (or cause the Company to deliver) to such Series B Member certificates representing the excess Series B Membership Interests or Class B Shares, as applicable; and

(v) HII shall deliver or cause to be delivered to such Series B Member at the then-acting registrar and transfer agent of the Class A Shares or, if there is no then-acting registrar and transfer agent of the Class A Shares, at the principal executive offices of HII, the number of Class A Shares that such Series B Member is entitled to receive for Series B Membership Interests (together with the corresponding number of Class B Shares) in the Exchange.

Section 2.02. Adjustment. (a) On the date hereof, the Exchange Rate shall be 1 for 1. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination

(by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Series B Membership Interests that is not accompanied by an identical subdivision or combination of the Class A Shares; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares that is not accompanied by an identical subdivision or combination of the Series B Membership Interests. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Series B Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Series B Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, this Section 2.02(a) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(b) On the date hereof, the Share Exchange Rate shall be 1 for 1. The Share Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Series B Membership Interests that is not accompanied by an identical subdivision or combination of the Class B Shares; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class B Shares that is not accompanied by an identical subdivision or combination of the Series B Membership Interests. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class B Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Series B Member shall be required to tender such securities or other property. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class B Shares are converted or changed into another security, securities or other property, this Section 2.02(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 2.03. Expiration. In the event that the Company is dissolved, liquidated or wound up pursuant to the LLC Agreement or otherwise, any Exchange Right shall expire upon final distribution of the assets of the Company pursuant to the terms and conditions of the LLC Agreement.

Section 2.04. Reservation of Class A Shares; Listing. HII shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as shall be issuable upon any such Exchange; provided that nothing contained herein shall be construed to preclude HII from satisfying its obligations in respect of any such Exchange by delivery of purchased Class A Shares (which may or may not be held in the treasury of HII). HII shall deliver Class A Shares that have been registered under the Securities Act with respect to any Exchange to the extent a registration statement is effective and available for such shares. If any Class A Shares require registration with or approval of any Governmental Entity under any federal or state law before such Class A Shares may be issued upon an Exchange, HII shall cause such Class A Shares to be duly registered or approved, as the case may be. HII shall use its commercially reasonable efforts to list the Class A Shares required to be delivered upon any such Exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Shares are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). HII covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

Section 2.05. Recapitalization. This Agreement shall apply to the Series B Membership Interests held by the Series B Members and their Permitted Transferees as of the date hereof, as well as any Series B Membership Interests hereafter acquired by a Series B Member and its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Series B Membership Interests” shall be deemed to include, any security, securities or other property of the Company that may be issued in respect of, in exchange for or in substitution of Series B Membership Interests, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

ARTICLE 3

TRANSFER RESTRICTIONS

Section 3.01. General Restrictions on Transfer. (a) Each Series B Member understands and agrees that the Class A Shares received by such Series B Member in any Exchange (any such Class A Shares, “Restricted Class A Shares”) may not be transferred except as permitted by Section 3.02(b) or 3.03.

(b) Without limitation of Section 3.01(a), each Series B Member understands and agrees that, until registered under the Securities Act, the Restricted Class A Shares are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Series B Member agrees that it shall not Transfer any Restricted Class A Shares (or solicit any offers in respect of any Transfer of any Restricted Class A Shares), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(c) Any attempt to transfer any Restricted Class A Shares not in compliance with this Agreement shall be void ab initio, and HII shall not, and shall cause any transfer agent not to, give any effect in HII’s stock records to such attempted transfer.

Section 3.02. Legends. (a) In addition to any other legend that may be required, subject to Section 3.02(b), each certificate for Restricted Class A Shares issued to a Series B Member (or any of such Series B Member’s Permitted Transferees) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE EXCHANGE AGREEMENT DATED AS OF FEBRUARY 13, 2013 AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE CORPORATE SECRETARY OF HEALTH INSURANCE INNOVATIONS, INC. OR ANY SUCCESSOR THERETO.

(b) If any Restricted Class A Share is eligible to be sold pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if HII shall so request) by an opinion of counsel reasonably acceptable to HII, HII shall issue to such holder a new certificate evidencing such Restricted Class A Share without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Restricted Class A Share ceases to be subject to any and all restrictions on transfer set forth in this Article 3, then HII, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Restricted Class A Share without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

Section 3.03. Permitted Transferees. Subject to this Article 3, each Series B Member acquiring Restricted Class A Shares may at any time transfer any or all of its Restricted Class A Shares to one or more of its Permitted Transferees or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, so long as (a) such transferee shall have agreed in writing to be bound by the terms of this Agreement as provided in Section 4.03 and (b) the transfer to such transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

ARTICLE 4

OTHER AGREEMENTS; MISCELLANEOUS

Section 4.01. Expenses. Each party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that HII shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange and HII shall promptly cooperate in all filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with any Exchange (but HII shall not be obligated to bear, and shall be reimbursed by the applicable Series B Member for, the expenses of any such filing or of any information request from any Governmental Entity relating thereto); provided, however, that if any certificate is to be issued pursuant to Section 2.01(d)(v) in a name other than that of the Series B Member that requested the Exchange, then the Person or Persons requesting the issuance thereof shall pay to HII the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of HII that such tax has been paid or is not payable.

Section 4.02. Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.02) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth in Exhibit A hereto, or below with respect to HII, or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

If to HII, to:

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Telephone: (877) 376-5831

Facsimile: (877) 376-5832

Attention: Michael W. Kosloske

with a copy (which shall not constitute notice to HII) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Telephone: (212) 450-4135

Facsimile: (212) 701-5135

Attention: Deanna Kirkpatrick

Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.02, if sent prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.

Section 4.03. Permitted Transferees. To the extent that a Series B Member (or an applicable Permitted Transferee of such Series B Member) validly transfers after the date hereof any or all of its Series B Membership Interests and corresponding Class B Shares to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to HII. Upon execution of any such joinder, such transferee shall, with respect to such transferred Series B Membership Interests and Class B Shares, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Series B Membership Interests and Class B Shares that were not so transferred.

Section 4.04. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.05. Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 4.06. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

Section 4.07. Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.08. Dispute Resolution. The provisions of Article 13 of the LLC Agreement are hereby incorporated herein in their entirety.

Section 4.09. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

Section 4.10. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York located in the County of New York. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 4.02. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 4.02) in any suit, action or proceeding brought in such courts.

Section 4.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.12. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is approved in writing by HII, the Company and Series B Members holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Series B Membership Interests.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.13. Assignment. Except as contemplated by Section 4.03 and except that the rights to have a legend removed from a certificate representing Restricted Class A Shares in accordance with Section 3.02(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.

Section 4.14. Tax Treatment. The parties to this Agreement intend that this Agreement shall be treated as part of the partnership agreement of the Company pursuant to Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations

promulgated thereunder. Except as otherwise required by applicable law: (a) the parties shall report an Exchange consummated hereunder as a taxable sale of Series B Membership Interests by a Series B Member to HII (in conjunction with an associated cancellation of Class B Shares); and (b) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 4.15. Effective Date. This Agreement shall become effective upon the IPO and shall be of no force and effect prior to the IPO.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chief Executive Officer

HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chief Executive Officer

HEALTH PLAN INTERMEDIARIES, LLC

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chief Executive Officer

HEALTH PLAN INTERMEDIARIES SUB, LLC

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chief Executive Officer

Exhibit A

Name and Address of Series B Member	Immediately Following IPO
	Number of Series B Membership Interests Owned	Number of Class B Shares Owned
Health Plan Intermediaries, LLC 15438 N. Florida Avenue, Suite 201 Tampa, Florida, 33613 Facsimile: (877) 376-5832	8,580,000	8,580,000
Health Plan Intermediaries Sub, LLC 15438 N. Florida Avenue, Suite 201 Tampa, Florida, 33613 Facsimile: (877) 376-5832	86,667	86,667